UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2007

aQuantive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

821 Second Avenue, 18th Floor, Seattle, Washington		98104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-816-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Effective January 16, 2007, the Avenue A | Razorfish business unit of aQuantive, Inc. (the "Company") established a business alliance with Digital Palette, Inc., a company formed under the laws of Japan. Dentsu, Inc., the largest marketing services firm in Japan, directly and through its affiliates is the majority shareholder of Digital Palette. The purpose of the business alliance is to build a close relationship through activities such as joint training to facilitate sharing of know-how, and collaboration in serving needs of global clients and in developing new clients.

As part of this business alliance, a wholly owned subsidiary of aQuantive acquired newly issued shares of Digital Palette, so that it now owns 19.4% of Digital Palette's outstanding equity, and is the second largest shareholder of Digital Palette after Dentsu and its affiliates. aQuantive expects to account for this investment on a cost basis. A representative of Avenue A | Razorfish will join the Digital Palette board of directors. Effective February 1, 2007 Digital Palette is expected to be rebranded as Dentsu | Avenue A | Razorfish.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aQuantive, Inc.

January 16, 2007	By:	Linda Schoemaker

Name: Linda Schoemaker
Title: SVP and General Counsel